Exhibit 10.3

ASSIGNMENT AND ASSUMPTION AGREEMENT

FOR SHAREHOLDER AGREEMENT

This Assignment and Assumption Agreement dated July 11, 2014 (this “Agreement”) is made by and among Genworth MI Canada Inc., a corporation existing under the laws of Canada (“Genworth Canada”), Genworth Mortgage Insurance Corporation, a corporation existing under the laws of the State of North Carolina (“GMICO”), and Genworth Residential Mortgage Assurance Corporation, a corporation existing under the laws of the State of North Carolina (“GRMAC”).

RECITALS

A.	Genworth Canada, Genworth Financial, Inc., Brookfield Life Assurance Company Limited and others are parties to a Shareholder Agreement dated July 7, 2009, as amended (the “Shareholder Agreement”).

B.	Pursuant to an assignment and assumption agreement dated August 9, 2011, GMICO became a party to the Shareholder Agreement and pursuant to an assignment and assumption agreement dated August 10, 2011, GRMAC became a party to the Shareholder Agreement.

C.	Pursuant to Section 7.06 of the Shareholder Agreement, any member of the Genworth Financial Group may assign the Shareholder Agreement to any other member of the Genworth Financial Group to whom Common Shares of Genworth Canada are transferred and who agrees to become party to and bound by the Shareholder Agreement.

D.	Pursuant to a resolution of the board of directors of GRMAC dated May 27, 2014, GRMAC declared an extraordinary distribution payable to GMICO in the form of 1,784,158 Common Shares of Genworth Canada (the “Transferred Shares).

E.	The Transferred Shares were transferred by GRMAC to GMICO on July 11, 2014.

F.	GRMAC wishes to assign its rights and obligations under the Shareholder Agreement back to GMICO in respect of the Transferred Shares pursuant to Section 7.06 of the Shareholder Agreement.

G.	GMICO is already a party to the Shareholder Agreement but wishes to obtain the rights and to become bound by the terms and conditions of the Shareholder Agreement with respect to the Transferred Shares.

H.	Capitalized terms not defined herein (including the Recitals hereto) have the meaning assigned thereto in the Shareholder Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Assignment of Shareholder Agreement. Pursuant to Section 7.06 of the Shareholder Agreement, and solely in respect of the Transferred Shares transferred by it, GRMAC hereby assigns back to GMICO its rights and obligations under the Shareholder

Agreement (whereupon GMICO becomes an Applicable GNW Shareholder in respect of the Transferred Shares).

2.	Assumption of Shareholder Agreement. GMICO covenants and agrees to be bound by all of the terms and conditions of the Shareholder Agreement with respect to the Transferred Shares as if it was an original signatory thereto as an Applicable GNW Shareholder.

3.	Acknowledgement of Genworth Canada. Genworth Canada acknowledges the assignment by GRMAC and the assumption to GMICO of the Shareholder Agreement with respect to the Transferred Shares as set forth in this Agreement.

4.	Notices. GMICO acknowledges that for the purposes of Section 7.03 of the Shareholder Agreement, all notices, requests, claims, demands and other communications shall be given or made to:

Genworth Mortgage Insurance Company

8325 Six Forks Road

Raleigh, NC 27615

Attention: Stephen Cooke, SVP & General Counsel

Phone: 800-444-5664

Fax: 800-592-4434

5.	Authority. Each of the parties hereto represents to the other that: (i) it has the corporate power and authority to execute, deliver and perform this Agreement, (ii) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action and no such further action is required, (iii) it has duly and validly executed and delivered this Agreement, and (iv) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with the terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

6.	Part of Shareholder Agreement. This Agreement shall be deemed to form part of the Shareholder Agreement.

7.	Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario irrespective of the choice of laws principles.

8.	Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

GENWORTH MI CANADA INC.

By:	/s/ Winsor Macdonell
	Name:	Winsor Macdonell
	Title:	SVP & Secretary

By:	/s/ Stuart Levings
	Name:	Stuart Levings
	Title:	SVP & COO

GENWORTH MORTGAGE INSURANCE CORPORATION

By:	/s/ H. Dean Mitchell
	Name:	H. Dean Mitchell
	Title:	Chief Financial Officer

GENWORTH RESIDENTIAL MORTGAGE ASSURANCE CORPORATION

By:	/s/ H. Dean Mitchell
	Name:	H. Dean Mitchell
	Title:	Chief Financial Officer